UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2008

SYNPLICITY, INC.

(Exact Name of the Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-31545	77-0368779
(Commission File Number)	(I.R.S. Employer Identification No.)

600 West California Avenue, Sunnyvale, California	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 215-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 14, 2008, Synplicity, Inc. (“Synplicity”) issued a press release announcing that at its special meeting of shareholders held on Wednesday, May 14, 2008, its shareholders voted to adopt and approve a merger agreement pursuant to which Synplicity will be merged with and into a wholly owned subsidiary of Synopsys, Inc.  Subject to the satisfaction of the remaining closing conditions, the merger is currently expected to be completed on or about May 15, 2008.  Upon completion of the merger, Synplicity common stock will cease trading on Nasdaq.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit	Description

99.1	Press Release dated May 14, 2008 of Synplicity, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2008	SYNPLICITY, INC.

	By:	/s/ Gary Meyers
	Name:	Gary Meyers
	Title:	Chief Executive Officer, President
and Director (Principal Executive
Officer)

	By:	/s/ John J. Hanlon
	Name:	John J. Hanlon
	Title:	Senior Vice President and Chief
Financial Officer (Principal
Financial and Accounting Officer)

SYNPLICITY, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated May 14, 2008 of Synplicity, Inc.